UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, the compensation committee (the “Committee”) of the board of directors of RadiSys Corporation (the “Company”) completed its annual compensation review with respect to key management personnel of the Company.  As part of the review process, the Committee approved increases in annual base salaries and target bonuses of the following “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), effective as of July 2, 2007:

Executive Officer	Title	New Base Salary	Target Bonus

Scott Grout	President and	$458,400	$348,000
	Chief Executive Officer

Brian Bronson	Chief Financial Officer	$284,500	$134,300

Julia Harper	VP Corporate Operations	$247,200	$166,400

Christian Lepiane	VP Worldwide Sales	$245,800	$154,600

The Committee also approved the payment of special bonuses to a group of selected employees, including a bonus in the amount of $25,000 to Mr. Lepiane, in recognition of their contributions to the progress in the integration of the media server business of Convedia Corporation into the operations of the Company.

The Company consolidated the position of Vice President, Manufacturing Operations, held by Mr. Keith Lambert, with that of Vice President, Corporate Operations, held by Ms. Julia Harper and eliminated Mr. Lambert’s position effective June 15, 2007. In connection with the consolidation of positions, Mr. Lambert will receive the benefits provided in his previously filed severance agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: May 22, 2007	By:	/s/ Brian Bronson
Brian Bronson
Chief Financial Officer